Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-180126, 333-172173 and 333-166403) of Alpha and Omega Semiconductor Limited of our report dated September 9, 2011 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 31, 2012